EXHIBIT 99.1

Hanmi Financial Corp. Announces Appointment of Harry Chung and Michael Yang to Its Board of Directors

LOS ANGELES, Feb. 03, 2016 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ:HAFC) (“Hanmi”), the holding company for Hanmi Bank (the “Bank”), today announced that Harry Chung and Michael Yang were appointed to its Board of Directors, effective February 2, 2016.

“I am delighted to welcome Harry Chung and Michael Yang to our Board of Directors,” said Hanmi’s Chairman, Joseph K. Rho.  “Harry’s extensive industry experience in financial services coupled with Michael’s background as a successful entrepreneur and business leader will provide valuable insight to Hanmi. On behalf of my fellow Board members, we look forward to working with both Harry and Michael by leveraging their knowledge to help Hanmi achieve the next level of growth and profitability.”

Mr. Chung brings nearly 25 years of experience in capital markets and financial services.  He currently serves as the Chief Financial Officer of Breakwater Investment Management, a private investment firm based in Los Angeles, California specializing in direct debt and equity investments in leading lower middle market growth companies.  Prior to his current role, Mr. Chung served as the Chief Financial Officer of Imperial Capital, a full-service investment bank offering comprehensive services to institutional investors and middle market companies. Before this, Mr. Chung held numerous leadership positions at Jefferies and Company, Inc., a global investment bank. Mr. Chung earned his B.S. in accounting from the University of Illinois in Champaign-Urbana.

Mr. Yang has more than 30 years of experience as a successful entrepreneur and corporate executive.  He is currently the Founder and CEO of MSY LLC, a private investment company with holdings in real estate and equites. Prior to this, Mr. Yang was Co-founder and CEO of three technology start-ups, which were sold to larger enterprises at significant premiums, including mySimon, Inc. which was acquired by CNET.  Mr. Yang began his career at Xerox Corporation and Samsung Electronics, Co. Ltd., where he held positions of increasing responsibility in engineering, marketing and corporate development.  Mr. Yang earned his B.S. in electrical engineering at the University of California, Berkeley, his M.S. in computer science at Columbia University and his MBA from the Haas School of Business, University of California, Berkeley.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 42 full-service branches and 6 loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability of Hanmi Bank to make distributions to Hanmi Financial, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests; ability to identify a suitable strategic partner or to consummate a strategic transaction; adequacy of our allowance for loan losses; credit quality and the effect of credit quality on our provision for loan losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

CONTACT:

Ron Santarosa
SEVP & Chief Financial Officer
213-427-5636

Lasse Glassen
Investor Relations
Addo Communications
310-829-5400